UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Clean Harbors, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2007

Corporate Headquarters
42 Longwater Drive
Norwell, Massachusetts 02061
Tel. 781-792-5000

To Our Fellow Shareholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2007 Annual Meeting of Shareholders, to be held at 9:00 a.m., local time, on Friday, May 18, 2007 at the Company’s headquarters at 42 Longwater Drive, Norwell, Massachusetts.

Information about the Annual Meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. You will have an opportunity to ask questions of our management team if you attend the meeting in person.

Your vote is important. You can be sure your shares are represented at the meeting by completing, signing, and returning your proxy form in the enclosed envelope, even if you plan to attend the meeting. Sending in your proxy will not prevent you from voting in person at the meeting should you wish to do so.

Thank you for your continued support of Clean Harbors. We look forward to seeing those shareholders who are able to attend the Annual Meeting on May 18.

Sincerely,

Alan S. McKim
Chairman of the Board

CLEAN HARBORS, INC.
42 Longwater Drive
Norwell, Massachusetts 02061

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Clean Harbors, Inc. (the “Company”), will be held at 9:00 a.m., local time, on Friday, May 18, 2007 at the Company’s headquarters at 42 Longwater Drive, Norwell, Massachusetts, for the following purposes:

1.               To elect three (3) Class III members of the Board of Directors of the Company to serve until the 2010 Annual Meeting of Shareholders and until their respective successors are duly elected;

2.               To consider and act upon a proposal to approve the changes to the Company’s 2000 Stock Incentive Plan described in the attached proxy statement and Exhibit A thereto (which changes do not increase the number of shares subject to the Plan); and

3.               To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on April 6, 2007, will be entitled to notice and to vote at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please date, sign and mail your proxy in the enclosed envelope to ensure that your shares will be represented at the meeting.

By order of the Board of Directors

C. Michael Malm, Secretary

April 16, 2007
Boston, Massachusetts

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

CLEAN HARBORS, INC.
42 Longwater Drive
Norwell, MA 02061

PROXY STATEMENT

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders are being furnished in connection with the solicitation of proxies by the Board of Directors of Clean Harbors, Inc., a Massachusetts corporation (the “Company”), for use at the Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters at 42 Longwater Drive, Norwell, Massachusetts, on May 18, 2007, commencing at 9:00 a.m., local time, and any adjournment thereof.

PROXY SOLICITATION

Proxies in the accompanying form properly executed and received prior to the meeting and not revoked will be voted as specified or, if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Secretary of the Company. The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company’s directors, officers or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This Proxy Statement and the accompanying proxy form are scheduled to be mailed to shareholders beginning on or about April 16, 2007.

INFORMATION AS TO VOTING SECURITIES

The holders of the Company’s Common Stock, $.01 par value (“Common Stock”), and Series B Convertible Preferred Stock, $.01 par value (“Series B Preferred Stock”), vote as a single group with respect to the election of directors and most other matters. Each issued and outstanding share of the Company’s Common Stock and Series B Preferred Stock is entitled to one vote. Only shareholders of record at the close of business on April 6, 2007 will be entitled to vote at the meeting. On April 6, 2007, there were 19,808,151 shares of Common Stock and 68,810 shares of Series B Preferred Stock outstanding. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

At the Annual Meeting, the shareholders will vote upon the proposed election of three Class III directors and on approval of certain changes to the Company’s 2000 Stock Incentive Plan. Election of the Class III directors will require the affirmative vote of the holders of a plurality of the total shares of Common Stock and Series B Preferred Stock cast at the meeting. Votes withheld from any nominee for election as a director will have the effect of “against” votes. Approval of the proposed changes to the Company’s 2000 Stock Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock and Series B Preferred Stock represented and entitled to vote at the meeting. Abstentions on such election and any broker “non-votes” will be counted as present or represented for purposes of determining the presence of a quorum for the meeting, but not be taken into account in the voting. Broker “non-votes” occur when a broker holding shares in “street name” votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner of such shares. Usually, this would occur when brokers holding stock in “street name” have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on “routine” matters but not on “non-routine” matters. However, both the election of directors and approval of the changes to the Company’s 2000 Stock Incentive Plan are “routine” matters, and brokers are therefore generally able to vote shares held in “street name” on such election and approval of such changes without receiving instructions from the beneficial holders of such shares.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position
Alan S. McKim	52	Chairman of the Board of Directors, President and Chief Executive Officer
Eugene Banucci	63	Director
John D. Barr	59	Director
John P. DeVillars	58	Director
John R. Kaslow	74	Director
Daniel J. McCarthy	74	Lead Director
John T. Preston	57	Director
Andrea Robertson	49	Director
Thomas J. Shields	60	Director
Lorne R. Waxlax	73	Director
John R. Beals	51	Vice President, Controller and Principal Accounting Officer
Eugene A. Cookson, Jr.	49	Executive Vice President – Business Line Management*
Jerry E. Correll	57	Senior Vice President and General Manager – South Region*
George L. Curtis	48	Senior Vice President – Pricing and Proposals*
William J. Geary	59	Executive Vice President and General Counsel *
Eric W. Gerstenberg	38	Senior Vice President – Disposal Operations *
Stephen H. Moynihan	51	Senior Vice President and Treasurer
William F. O’Connor	57	Senior Vice President – Risk Management *
David M. Parry	41	Executive Vice President – Sales and Services *
Anthony Pucillo	49	Executive Vice President – Sales, Marketing and Central Services*
Phillip G. Retallick	54	Senior Vice President – Compliance and Regulatory Affairs*
James M. Rutledge	54	Executive Vice President and Chief Financial Officer
Michael J. Twohig	44	Senior Vice President and Chief Information Officer *
Brian P. Weber	39	Senior Vice President – Transportation *

*                    Officer of Clean Harbors Environmental Services, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President and Chief Executive Officer. He serves as a director of most of the Company’s subsidiaries. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class I director expires in 2008.

Eugene Banucci is the Executive Chairman and Founder of ATMI, Inc., a public company that is a supplier of specialty materials to the worldwide semiconductor industry. Dr. Banucci served as Chairman and Chief Executive Officer of ATMI, Inc. from its founding in 1986 until the beginning of 2005. He is also a director of Zygo Corporation, a public company that supplies metrology equipment primarily to the semiconductor and flat panel display industries. Dr. Banucci holds a B.A. degree from Beloit College and a Ph.D. in chemistry from Wayne State University. His current term as a Class 1 director expires in 2008.

John D. Barr is the Vice Chairman and Chief Executive Officer of Papa Murphy’s International, Inc., a privately-owned company which is the largest take-and-bake pizza chain in the United States. From 1999 to 2004, he served as President and Chief Executive Officer of Automotive Performance Industries, a privately-owned company providing a variety of logistical services to the major automotive manufacturers. From 1995 to 1999, he served as President and Chief Operating Officer and a Director of Quaker State Corporation, where he was involved in a number of acquisitions and divestitures prior to the acquisition of Quaker State Corporation by Pennzoil Company in 1999. From 1970 to 1995, Mr. Barr served in various capacities with the Valvoline Company, a subsidiary of Ashland, Inc., which culminated in an eight-year tenure as President and Chief Executive Officer. Mr. Barr serves as a director of United Auto Group, Inc., James Hardie Industries, N.V. and UST, Inc. Mr. Barr has served as a director of the Company since August 2003. His current term as a Class II director expires in 2009.

John P. DeVillars is the Managing Partner of BlueWave Strategies, LLC and BlueWave Capital, LLC, privately-owned strategic advisory and merchant banking enterprises providing consulting and financial advisory services to environmental and renewable energy companies. Mr. DeVillars is currently a director of Converted Organics, Inc. From 2000 to 2003, Mr. DeVillars served as Executive Vice President of Brownfields Recovery Corporation, a privately-owned company engaged in remediating, financing, and redeveloping environmentally impacted properties. From 1994 through 2000, Mr. DeVillars served as the New England Administrator for the U.S. Environmental Protection Agency. From 1991 to 1994, he was a Director of Environmental Advisory Services with Coopers & Lybrand, and from 1988 to 1991, he served as Secretary of Environmental Affairs for the Commonwealth of Massachusetts and Chairman of the Board of the Massachusetts Water Resources Authority. Mr. DeVillars holds a Masters in Public Administration from Harvard University and a Bachelor of Arts from the University of Pennsylvania and is a Visiting Lecturer in Environmental Policy at the Massachusetts Institute of Technology. He has served as a director of the Company since 2001. His current term as a Class III director expires this year, and he is standing for re-election for a three-year term.

John F. Kaslow is the retired Executive Vice President and Chief Operating Officer of New England Electric System (“NEES”). He also served as President of the NEES subsidiary, New England Power Company, and was a director of both companies. Following his retirement from NEES in 1990, he served as an Executive Advisor to the Electric Power Research Institute until 1998 and as an electric industry consultant. Mr. Kaslow also served as a Director of the Doble Engineering Company, the New England Council and Merrimack College. Mr. Kaslow holds a B.S. degree from the University of Massachusetts - Lowell, and is a graduate of the Advanced Management Program of the Harvard Business School. He has served as a Director of the Company since 1991 to 2005 and returned to its Board in February of 2007. His current term as a Class I director expires in 2008.

Daniel J. McCarthy has been a Professor of Strategic Management at Northeastern University since 1972, prior to which he was President of Computer Environments Corporation, a privately-owned computer services company. In the past, he served on five boards, most recently at Tufts Associated Health Maintenance Organization, as a member of its Audit Committee and as Chairman of its Investment Committee. Mr. McCarthy also served as director and member of the Audit and Compensation Committees of MANAGEDCOMP, Inc., a privately-owned company. Mr. McCarthy holds AB and MBA degrees from Dartmouth College and a DBA degree from Harvard Business School. He has served as a director of the Company since 1987. He was elected in 2005 by the Board as Lead Director, an independent director who presides in executive sessions of the Board and serves as the shareholder contact person for the Board. His current term as a Class III director expires this year, and he is standing for re-election for a three-year term.

John T. Preston is President and Chief Executive Officer of Atomic Ordered Materials LLC, a privately-owned company, and Senior Lecturer at the Massachusetts Institute of Technology (“MIT”). Mr. Preston is also a director of Boston Life Sciences, Inc. and E-Z-EM, Inc.. From 1992 through 1995, he served as Director of Technology Development at MIT. From 1986 to 1992 he was Director of the MIT Technology Licensing Office where he was responsible for the commercialization of intellectual property developed at MIT. Some of Mr. Preston’s prior appointments include director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, The National Aeronautics and Space Administration and the Technology Board of Singapore. He holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. Prior to joining the Board of the Company, Mr. Preston served on the board of Clean Harbors Technology Corporation. He has served as a director of the Company since 1995. His current term as a Class II director expires in 2009.

Andrea Robertson is the Group Executive, Corporate Treasurer of MasterCard International. From 1996 to 2003, she held financial management positions with RR Donnelley & Sons Company, and from 1984 to 1996 with International Business Machines Corporation. From 1979 to 1982, she was an auditor with Coopers & Lybrand. She holds a BS in Accounting from Merrimack College and an MBA in Finance/Management Information Systems from the University of Chicago. She has served as a director of the Company since June 2004. Her current term as a Class III director expires this year, and she is standing for re-election for a three-year term.

Thomas J. Shields is Managing Director of Shields & Company, Inc., a privately-owned investment-banking firm that he co-founded in 1991. He is currently a director of B.J.’s Wholesale Club, Inc. Mr. Shields is a graduate of Harvard College and Harvard Business School. He has served as a director of the Company since 1999. His current term as a Class I director expires in 2008.

Lorne R. Waxlax served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories and Jafra Cosmetics International. He is currently a director of B.J.’s Wholesale Club, Inc. Mr. Waxlax holds a BBA degree from the University of Minnesota and an MBA degree from Northwestern University. He has served as a director of the Company since 1994. His current term as a Class II director expires in 2009.

John R. Beals is Vice President, Controller and Principal Accounting Officer. Mr. Beals joined the Company in August 2006. Mr. Beals was previously Vice President and Corporate Controller at 3Com Corporation from October 2005 to August 2006 and prior to that he was at The First Years Inc., for 19 years where he held positions of increasing responsibility, including Treasurer, Controller and Chief Financial Officer, Senior Vice President-Finance. He began his career with Deloitte & Touche and was promoted to the level of audit manager with the firm. Mr. Beals, a certified public accountant, holds a bachelor’s degree in accounting from the University of Massachusetts.

Eugene A. Cookson, Jr. is Executive Vice President – Business Line Management. Mr. Cookson rejoined the Company in 1998 as Senior Vice President, Field Services & Operations. From 1996 to 1998, Mr. Cookson was the Vice President of Operations of The Flatley Group, a privately-owned real estate management company, and he was in charge of major accounts at the Gartner Group. From 1991 to 1996, Mr. Cookson held a variety of management positions with the Company including Director of Sales, Director of the CleanPack Product Line and Field Services General Manager. Mr. Cookson holds a Masters Degree in Civil Environmental Engineering from Northeastern University.

Jerry E. Correll is Senior Vice President and General Manager – South Region. Mr. Correll joined the Company in 2002. From 1986 to 2002 Mr. Correll held a variety of sales and operations management positions with Safety-Kleen Corp. including Regional Vice President – Central U.S.

Operations, Vice President of Corporate Accounts and Senior Vice President of Sales. Mr. Correll holds a Bachelor of Sciences Degree in Business Administration from the University of Tennessee and a JD from the Nashville School of Law.

George L. Curtis is Senior Vice President – Pricing and Proposals. Mr. Curtis joined the Company in 1980, and has served in a variety of management positions the most recent of which were Vice President of Marketing and Vice President of Business Development. Mr. Curtis holds an MBA from Northeastern University and a Bachelor of Arts in Biology from Columbia University.

William J. Geary is Executive Vice President and General Counsel of the Company. He joined the Company in 1989 and he has served as Vice President of Government Relations and as Special Counsel for the Company. Prior to joining the Company, Mr. Geary served as the Commissioner of the Metropolitan Police and Chairman and Chief Executive Officer of the Metropolitan District Commission and previously served as Deputy Secretary of State and Special Assistant to The Governor of Massachusetts. Mr. Geary has been a consultant to numerous members of the U.S. Congress and The White House and holds a B.S. in Political Science and History from the University of Massachusetts/Boston, an MA in Government and Management from Northeastern University, and a JD from Suffolk University Law School. He was awarded a Loeb Fellowship in Advanced Environmental Studies at Harvard University. Mr. Geary is admitted to the Bar in Massachusetts and the District of Columbia as well as the Bar of the United States Supreme Court.

Eric W. Gerstenberg is Senior Vice President – Disposal Operations. Mr. Gerstenberg rejoined the Company in June 1999 as Vice President of Disposal Services of Clean Harbors Environmental Services, Inc. From 1997 to 1999, Mr. Gerstenberg was the Vice President of Operations for Pollution Control Industries, a privately-owned environmental services company. From 1989 to 1997, Mr. Gerstenberg held a variety of positions with the Company including General Manager of the Natick, Baltimore and Chicago facilities. Mr. Gerstenberg holds a Bachelor of Science degree in Engineering from Syracuse University.

Stephen H. Moynihan has served as an officer of either the Company and one or more of its subsidiaries since 1987. In September 2005, he was appointed Senior Vice President and Treasurer, prior to which he was Senior Vice President, Planning and Development. Prior to joining Clean Harbors, Mr. Moynihan was Audit Manager for Gerald T. Reilly and Company, a public accounting firm. Mr. Moynihan holds a BS degree in Accounting from Bentley College.

William F. O’Connor has served as Senior Vice President – Risk Management, after rejoining the Company in December 2002. Previously, Mr. O’Connor was Vice President of William Gallagher and Associates, an insurance broker that he joined in April of 2000. From 1989 to 2000 Mr. O’Connor held a variety of roles at the Company, the last being as Vice President of Human Resources and Risk Management.

David M. Parry is Senior Vice President – Sales and Services. Mr. Parry joined the Company in 1988 and he has served in a variety of management positions including Senior Vice President of Eastern Operations. He has also previously held the positions of Regional Vice President, Northeast Region, District Sales Manager, Regional Manager of CleanPack® and T&D Services, Plant Manager and CleanPack Chemist. Mr. Parry holds a Bachelor of Science degree in Engineering from the Massachusetts Maritime Academy.

Anthony Pucillo is Executive Vice President – Sales, Marketing and Central Operations. Mr. Pucillo joined the Company in April 2003. From 2000 to 2002, Mr. Pucillo served as President, E-Business, for the America’s Region of Siemens Corporation, a global lighting, medical products, automation, information and communication company, where Mr. Pucillo was responsible for Siemens’ e-business efforts throughout North and South America. From 1995 to 2000, he was President and a member of the Board of Directors of OSRAMSYLVANIA LTD., a Siemens subsidiary headquartered in Ontario,

Canada. From 1994 to 1995, he was the President of Tactician Corporation, a privately held software corporation headquartered in Andover, Massachusetts, and from 1985 to 1994, he held a variety of positions with GTE Product Corporation, which is a division of GTE, Inc., a publicly-held lighting and components company which was acquired by Siemens in 1993. Mr. Pucillo holds a Bachelor of Arts degree from Harvard University and an MBA from Columbia University School of Business.

Phillip G. Retallick is Senior Vice President – Compliance and Regulatory Affairs. Mr. Retallick joined the Company in September 2002 in connection with the Company’s acquisition of substantially all of the assets of the Chemical Services Division of Safety-Kleen Corp. Prior to that acquisition, he served as a senior compliance officer for Safety-Kleen Services, Inc. and its predecessors, Rollins Environmental Services Company and Laidlaw Environmental Services Company. From 1975 to 1992, he held positions with the United States Environmental Protection Agency and the Delaware Department of Natural Resources and Environmental Control. He holds a Bachelor of Sciences Degree in Geosciences from the Pennsylvania State University and has also received a Graduate Certificate in Environmental Management from the University of Southern California.

James M. Rutledge is Executive Vice President and Chief Financial Officer. Mr. Rutledge joined the Company in August 2005. From 2002 to 2005, he was the Chief Financial Officer of Rogers Corporation, a publicly-held producer of highly engineered specialty materials sold in a broad range of technology markets. From 2000 to 2001, he was the Chief Financial Officer of Baldwin Technology Company, Inc., a publicly-held manufacturer of controls, accessories and handling equipment for the printing industry. From 1999 to 2000, he was Vice President of Finance and Tax of Rayonier Inc., a publicly-held manufacturer of pulp, timber and wood products. From 1979 to 1999, he held a variety of positions, including Vice President and Treasurer, with Witco Corporation, a publicly-held manufacturer of specialty chemicals. From 1976 to 1979, he was a certified public accountant with Price Waterhouse & Co. He holds a Bachelor of Arts from Assumption College and an MBA from Rutgers University.

Michael J. Twohig is Senior Vice President and Chief Information Officer. Mr. Twohig joined the Company in 1999 and has served in a variety of management positions, the most recent of which was Vice President of Strategic Initiatives. From 1996 to 1999 he served as Vice President of Business Operations for Internet Commerce Expo, an International Data Group company. Prior to that he was the Controller for Tocco Corporation, a Building Systems company. Mr. Twohig holds an MBA from Rivier College and a Bachelor of Science degree in Accounting from Boston College.

Brian P. Weber is Senior Vice President – Transportation. Mr. Weber joined the Company in 1990. He has served in a variety of management positions with the Company including, prior to his current position, Senior Vice President of Central Services, and Vice President, Technical Services. Mr. Weber holds a BS degree in Business Management from Westfield State College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below describes the “beneficial ownership” of the Company’s Common Stock as of March 1, 2007, by (i) each of the Company’s directors, principal executive officer, principal financial officer and the three other current executive officers who were the most highly compensated during the most recently completed fiscal year, and (ii) all of the Company’s current directors and executive officers as a group. SEC Rule 13d-3 under the Securities Exchange Act of 1934 defines “beneficial ownership” to mean the right to vote or exercise investment power, or to share in the right to vote or exercise investment power, with respect to the specified securities, whether or not the specified person has any economic interest in the specified securities. No director or executive officer beneficially owns any Series B Preferred Stock. Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the specified shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Alan S. McKim	3,035,191		15.4%
Eugene Banucci	2,000		*
John D. Barr	7,300		*
John P. DeVillars	9,300		*
John R. Kaslow	3,000		*
Daniel J. McCarthy	11,800	(2)	*
John T. Preston	11,300		*
Andrea Robertson	6,133		*
Thomas J. Shields	4,800		*
Lorne R. Waxlax	87,500	(3)	*
Eugene A. Cookson, Jr.	5,196		*
David M. Parry	13,645		*
Anthony Pucillo	5,196		*
James M. Rutledge	19,803		*
All current directors and executive officers as a group (24 persons)	3,350,749		16.9%

*                    Less than 1%

(1)            Beneficial ownership has been determined in accordance with Securities and Exchange Commission regulations and includes in the numerator and denominator used for the calculation of certain of the percents of total outstanding, as appropriate, the following number of shares of the Company’s Common Stock which may be acquired under stock options which are exercisable within 60 days of March 1, 2007: Mr. Banucci (2,000 shares), Mr. Barr (2,000 shares), Mr. DeVillars (6,000 shares), Mr. Kaslow (2,000 shares), Mr. McCarthy (3,000 shares), Mr. Preston (8,000 shares), Ms. Robertson (4,833 shares), Mr. Shields (4,000 shares), Mr. Waxlax (8,000 shares), Mr. Cookson (0 shares), Mr. Parry (9,000 shares), Mr. Pucillo (0 shares), Mr. Rutledge (0 shares), and all current directors and executive officers as a group (99,833 shares).

(2)            Excludes 200 shares owned by Mr. McCarthy’s son as to which Mr. McCarthy disclaims voting and investment power.

(3)            Includes 79,200 shares held in a living trust for Mr. Waxlax’s benefit and excludes 3,000 shares owned by Mr. Waxlax’s son as to which Mr. Waxlax disclaims voting and investment power.

To the Company’s knowledge, as of March 1, 2007, no person or entity “beneficially owned” (as that term is defined by the Securities and Exchange Commission, or “SEC”) 5% or more of the total 19,751,647 shares of Common Stock or 68,810 shares of Series B Preferred Stock then outstanding, except as shown in the following table. Except as otherwise indicated below, the Company understands that the named person or entity has sole voting and investment power with respect to the specified shares. The holders of the Company’s Common Stock and Series B Preferred Stock vote as a single class with respect to the election of directors and most other matters.

Name and Address	Number of Shares		Percent and Class of Stock
Alan S. McKim	3,035,191		15.4% Common Stock
Clean Harbors, Inc.
42 Longwater Drive
Norwell, MA 02061
FMR Corp.	2,947,513	(1)	14.9% Common Stock
82 Devonshire Street
Boston, MA 02109
Tontine Capital Management, L.L.C.	1,227,557	(2)	6.2% Common Stock
55 Railroad Avenue, 3rd Floor
Greenwich, CT 06830
Friess Associates LLC	1,034,000	(3)	5.2% Common Stock
115 E. Snow King
Jackson, Wyoming 83001

(1)            Based upon Schedule 13G as amended through December 31, 2006, filed with the SEC, FMR Corp. is deemed to have beneficial ownership of 2,947,513 shares of Common Stock, with respect to which Fidelity Management & Research Company (which is a wholly-owned subsidiary of FMR Corp.), Edward C. Johnson, 3d and members of his family (who are the predominant owners of FMR Corp.) hold sole power to vote as to 448,341 shares and sole investment power as to 2,947,513 shares.

(2)            Based upon the Schedule 13G as amended through December 31, 2006, filed with the SEC, Tontine Capital Management, L.L.C. is deemed to have beneficial ownership of 1,267,557 shares of Common Stock, all of which are held by Tontine Capital Partners, L.P., which respect to which Tontine Capital Management, L.L.C. shares voting and investment power. As the managing member of Tontine Capital Management, L.L.C., Jeffrey L. Gendell may also be deemed beneficially to own the shares held by Tontine Capital Management, L.L.C.

(3)            Based upon Schedule 13G dated December 31, 2006, filed with the SEC, Friess Associates LLC is deemed to have beneficial ownership of 1,034,000 shares of Common Stock, with respect to which Friess Associates LLC holds sole voting power and sole investment power as to all such shares. Such Schedule 13G was executed by William F. D’Alonzo as Chief Executive Officer of Friess Associates LLC.

ELECTION OF DIRECTORS
(Item 1 on Proxy Form)

The Board of Directors of the Company is currently composed of ten directors classified into three classes. There are now four Class I directors, three Class II directors, and three Class III directors. One class of directors is elected each year for a term of three years. The term of the Class III directors, John P. DeVillars, Daniel McCarthy and Andrea Robertson will expire at the 2007 Annual Meeting. The Board of Directors has fixed the number of Class III directors to be elected at the Annual Meeting at three and nominated Mr. DeVillars, Mr. McCarthy and Ms. Robertson to continue to serve as Class III directors.

Elections of each of the Class III directors will require the affirmative vote of the holders of a plurality of the total shares of Common Stock and Series B Preferred Stock represented at the Annual Meeting, voting as a single group. Unless otherwise specified therein, shares represented by the enclosed proxy will be voted to elect John P. DeVillars, Daniel McCarthy and Andrea Robertson as Class III directors of the Company for a three-year term, until the 2010 Annual Meeting of Shareholders and until their respective successors shall be duly elected. In the event that any of the nominees is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company’s Board of Directors. The Board of Directors recommends that shareholders vote “FOR” the election of Mr. DeVillars, Mr. McCarthy and Ms. Robertson as Class III directors.

Board Committees and Meetings

The Board of Directors is the ultimate decision making body of the Company except with respect to those matters reserved by law or the By-Laws of the Company to the shareholders. The Board is responsible for selection of the Chief Executive Officer and for advising the Chief Executive Officer with respect to the selection of a management team, providing oversight responsibility and direction to management and evaluating the performance of management on behalf of the shareholders.

During 2006, the Board held 7 meetings, of which 3 were held by conference call. All directors attended at least 75% of each of the meetings of the Board and the committees on which they served. All members of the Board attended the annual meeting of shareholders.

The Board has established three committees, the Audit Committee, Compensation Committee and Corporate Governance Committee. The Board has determined that a majority of its members are “independent directors” as defined by the rules of the Nasdaq Stock Market. The Board has also determined that each of the committees of the Board consists solely of non-employee “independent directors,” as defined by the rules of the Nasdaq Stock Market which are applicable to membership on such committees, and that each member of each committee is free of any relationship that would interfere with his ability to exercise independent judgment. In addition, there are no interlocks between the members of the Compensation Committee and the compensation committee of any other entity. Based upon their training and experience as described above under “Directors and Executive Officers of the Company,” the Board has also determined that each of Andrea Robertson, John F. Kaslow and Thomas J. Shields qualifies as an “audit committee financial expert,” as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. All members of the committees are appointed by the Board, and each committee operates under a charter approved by the Board. These charters are available on the Company’s website at www.cleanharbors.com.

Audit Committee

During 2006, Thomas Shields, Chairman, John Preston and Andrea Robertson served on the Audit Committee for the full year. In addition, Eugene Banucci served as a member of the Audit Committee since his appointment by the Board of Directors as a director and member of the Audit Committee in September 2006, and John F. Kaslow has served as a member of the Audit Committee since his re-appointment by the Board of Directors as director and member of the Audit Committee in February 2007. The primary functions of the Audit Committee are to select the Company’s independent registered public accounting firm, to review the scope of and approach to audit work, and to meet with and review the activities of the Company’s internal accountants and the Company’s independent registered public accounting firm. During 2006, there were 10 meetings of the Audit Committee, of which 8 were held by conference call.

Compensation Committee

During 2006, Daniel McCarthy, Chairman, John Barr and Lorne Waxlax served on the Compensation Committee for the entire year. John DeVillars joined the Compensation Committee September 2006. The primary responsibilities of the Compensation Committee are the recommendation of a compensation package for the Chief Executive Officer to the full Board of Directors, review and approval of other senior executive officer compensation, review and approval of corporate management compensation policies, and management of the Company’s equity incentive and employee stock purchase plans. The Committee also works with the Chief Executive Officer in developing annual goals for the Chief Executive Officer and his senior executive staff and evaluates their success in achieving those goals at the end of each year. The Compensation Committee held 7 meetings during 2006, of which 1 was held by telephone conference call and 2 were held by written consent.

Corporate Governance Committee

During 2006, Lorne Waxlax, Chairman, Daniel McCarthy and Thomas Shields served on the Corporate Governance Committee for the entire year. The primary responsibilities of the Corporate Governance Committee are to serve as a nominating committee for directors and board officers, recommend committee structures, review director compensation, monitor the Company’s social responsibility programs and assist the Board in reviewing the performance of the Board and the Chief Executive Officer. The Committee met 4 times during 2006. None of these meetings was held by conference call.

The Corporate Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors which include, in addition to high personal and professional ethics, integrity and values, particular industry or geographic experience, understanding of the business of the Company, particular disciplines such as finance, marketing, sales and management, and personal, educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending directors who provide a diversity of experiences and will best perpetuate the success of the business and exercise sound judgment in representing the interests of shareholders. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and contributions to the activities of the Board. In the past, nominees for the Board have been submitted by members of the Board. However, the Corporate Governance Committee will also consider shareholder recommendations for Board candidates. For the 2008 annual meeting of shareholders, names of potential Board candidates should be received no later than January 15, 2008. The Committee will use the same evaluation method described above in assessing any candidates recommended by shareholders. The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate’s willingness to serve, and evidence of the nominating person’s ownership of Company stock, should be sent to the Chairman, Corporate Governance Committee, at the address of the Company.

Shareholders and other interested parties may communicate with the Board by mail or electronically. To communicate with the Board, correspondence should be addressed to Daniel J. McCarthy, Lead Director, c/o General Counsel and Assistant Secretary, Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 020161-9149, or gearyb@cleanharbors.com. All correspondence received as such will be opened by the office of the General Counsel for the sole purpose of determining whether the contents represent a message to directors. Any communication that is not in the nature of advertising, promotion of a product or service, or patently offensive material, will be forwarded promptly to the Lead Director for distribution to the other members of the Board.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Clean Harbors had a very successful 2006, and some of the key accomplishments which relate to performance-based compensation were as follows:

•       Revenue increased by nearly 17% to $829.8 million, compared with $711.2 million for 2005.

•       Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased by 33% to $119.9 million, compared with $90.3 million for 2005. EBITDA is defined in accordance with our outstanding credit agreements and as reported in our Annual Report on Form 10-K for the year-ended December 31, 2006.

•       We completed the acquisition of Teris, LLC in August, which became accretive to earnings during the fourth quarter of the year.

This Compensation Discussion and Analysis is intended to provide context for the decisions underlying the compensation reported in the Executive Compensation Table included in this Proxy Statement for the Company’s Chief Executive Officer, Chief Financial Officer and the three other executive officers who had the highest total compensation for 2006, as set forth in the Summary Compensation Table below (these five executive officers being referred to as the “Named Executive Officers”). The Compensation Discussion and Analysis will discuss corporate and individual performance targets and goals for senior executive officers, including the Named Executive Officers. These targets and goals are disclosed in the limited context of our executive compensation program. You should not interpret them as statements of our expectations or as any form of guidance by us. We caution you not to apply the statements or disclosures we make in the Compensation Discussion and Analysis in any other context.

Role of the Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) currently consists of four independent directors whose major responsibilities include the recommendation to the full Board of a compensation package for the Chief Executive Officer; review and approval of other senior executive officer compensation; review and approval of corporate management compensation policies; management of the Company’s equity incentive and employee stock purchase plans, and oversight of the Trustees of the Company’s 401k Plan.

The Committee has delegated to our Chief Executive Officer the authority to issue to new hires non-qualified stock options for up to 5,000 shares and non-performance based restricted stock awards for up to 1,500 shares. All other awards are granted by the Committee. The Chief Executive Officer works with the Committee in proposing modifications to compensation plans for senior management, and works with the Committee in developing his own goals for the year, reviewing the goals and achievements of his direct reports, and recommending compensation for senior management.

Compensation Philosophy and Objectives

Our fundamental philosophy regarding executive compensation is to offer competitive compensation opportunities in order to attract and retain a talented and motivated work force and to align individual compensation with the goals, values and priorities of the Company. Compensation for executive officers currently consists of three basic elements: base compensation and benefits, performance-based salary or “salary at risk,” and awards of long-term equity incentives through performance-based restricted stock awards. For 2006 the total potential for performance based compensation for the Named Executive Officers and other senior executive officers was designed to constitute more than fifty percent of the executive’s total compensation.

Base Compensation

We commissioned a study of overall compensation for our executive officers and directors in 2005, after which we determined that base compensation for most named executive officers appeared to be in the median range for comparable companies. The consultant for the compensation study developed a list of 37 companies with revenues spanning from $250 million to $2.5 billion, engaged in environmental services, waste handling, technological services or medium technology processing businesses. The list of peer group companies selected by our consultant is described below.

AMERION	LONE STAR TECHNOLOGIES INC.	SHULMAN A INC.
BARNES GROUP INC.	MACDERMID	SPARTA INC.
BELDEN CDT INC.	MGE ENERGY INC.	STERICYCLE INC.
CALGON CARBON CORPORATION	MINERALS TECHNOLOGIES INC.	SUPERIOR IND INTERNAITONAL INC.
CASELLA WASTE SYSTEMS INC.	MSC INDUSTRIAL DIRECT CO INC.	SYNAGRO TECHNOLOGIES INC.
CH2M HILL COMPANIES LTD.	MYERS INDUSTRIES INC.	TELEDYNE TECHNOLOGIES INC.
CHEMED CORP.	NORDSON CORP.	TETRA TECH INC.
CLARCOR INC.	PARK OHIO HOLDINGS CORP.	TRC COMPANIES INC.
DURATEK INC.	PAYCHEX INC.	TREDEGAR CORP.
FEDERAL SIGNAL CORP.	PBSJ CORP.	WASTE CONNECTIONS INC.
G&K SERVICES	PRG SCHULTZ INTERNATIONAL INC.	WASTE INDUSTRIES USA INC.
IESI CORP.	REGAL BELOIT CORP.
IONICS INC.	REPUBLIC SERVICES INC.

Because of the unique nature of our business and the high degree of governmental regulation, it was difficult to identify truly comparable companies. However, the information provided to the Committee by the consultant was helpful in determining an appropriate range of compensation for our executive officers. The Committee will continue to work in the future on developing an appropriate peer group from which to draw comparative compensation information.

Benefits

Named Executive Officers and other senior executive officers receive the same benefits as other employees of the Company; medical and dental coverage, paid 75% by the Company and 25% by the employee; life insurance equal to two times base salary with a cap of $250,000 (x2 for accidental death); long and short term disability insurance, and participation in our 401k and employee stock purchase plans.

Performance Based Compensation

For the Named Executive Officers and other senior managers, other than the Chief Executive Officer, the Committee approved an incentive bonus program for 2006 similar 2005. Our 2006 Management Incentive Program (“MIP”) covered 181 management positions, including all Named Executive Officers other than the Chief Executive Officer. Participants were eligible to earn a cash bonus equal to 10-80% of base compensation (depending on their level of management responsibility) if the Company achieved or exceeded various EBITDA targets. The threshold EBITDA target to be achieved in 2006, in order for a participant to receive a minimum bonus of 25% of potential bonus, was $84 million, a median bonus of 50% of potential bonus would be earned at $93 million EBITDA, and a participant would receive his or her maximum potential bonus if we achieved our maximum EBITDA target of $110 million. The Committee reserved the right to adjust target levels in order to consider extraordinary events such as accounting rule changes and acquisitions. If the Company failed to meet its maximum EBITDA target, a participant might still earn a bonus of up to 30% of base compensation (not to exceed a total bonus of 80% of base compensation for Named Executive Officers) if the participant met or exceeded certain personal goals or goals established for his or her business unit. Because we achieved 2006 EBITDA of $119.9 million, exceeding our MIP maximum payout target of $110 million, exclusive of EBITDA derived from the acquisition of Teris LLC, all participants in the 2006 MIP received their maximum potential bonus for 2006. Payouts under the 2006 MIP totaled $4,804,113 and payments to individual participants ranged from $1,709 to $240,000.

Long-Term Equity Incentives

The final element of compensation for executives is long-term equity incentives, designed to align the interests of participants with those of stockholders of the Company and to encourage retention of senior executives through periodic vesting. Prior to 2006 the Compensation Committee had periodically issued equity awards to executives in the form of non-qualified stock options with typical 5-year vesting based upon continued employment. However, after a complete review of executive compensation in 2005, we have changed our practice to the use of restricted stock. Non-performance-based restricted stock, with five year vesting contingent upon continued employment, is usually limited to new hires. Only one non-performance based restricted stock award of 1,500 shares was granted to a newly hired executive officer during 2006.

In 2006 we implemented a Long Term Equity Incentive Program (“LTEIP”) under which the Committee would grant to senior executives performance-based restricted stock awards with two year targets and additional vesting based upon continued employment with the Company. On March 17, 2006, the Compensation Committee granted 71,292 shares of performance-based restricted stock awards under the LTEIP to 51 executives who are members of our Strategic Management Council (“SMC”), not including the Chief Executive Officer. Depending upon the level of responsibility of a particular executive within the SMC, he or she was eligible to receive restricted stock valued at the time of the award at 20%, 25% or 40% of base compensation. Each of the NEO’s, other than the Chief Executive Officer, received the maximum 40%. The performance goal under the 2006 LTEIP was for the Company to achieve revenue of $744 million by 2007. If that goal were to be achieved in 2006, the restricted stock would vest as to 50% on December 31, 2006 and as to the balance on December 31, 2007. If that revenue goal were to be achieved in 2007, the shares would vest as to 33% on December 31, 2008, 33% on December 31, 2009, and 34% on December 31, 2010. If the revenue goal were not achieved by 2007, the restricted stock would be forfeited. Our revenue for 2006 was $829.9 million, or far in excess of the revenue target of $744 million, exclusive of any revenue from the Teris acquisition. Therefore, the performance-based restricted stock awards vested as to 50% of the shares on December 31, 2006, and the balance of the shares will vest on December 31, 2007. The total market value of the shares of restricted stock at the time of the granting of the awards was $2.26 million.

On January 24, 2007 the Committee adopted new two-year goals for the 2007 LTEIP and granted restricted stock awards for 50,601 shares of performance-based restricted stock to 54 members of the Strategic Management Council, not including the Chief Executive Officer. The Committee established two separate goals for the vesting of shares, which are based upon annual revenue and EBITDA as a percentage of revenue. Both goals must be achieved in order for there to be vesting of shares, although the Committee has reserved the discretion to grant partial awards in the event of success in meeting one of the goals and not the other. The Committee does not consider the timing of earnings announcements when making awards of performance-based restricted stock, but the program was modified in 2007 so that the closing price on the last trading day of the prior year (2006) will be used to calculate the number of shares of restricted stock to be awarded to individual recipients, based upon their eligibility for performance-based restricted stock of 20%, 25% or 40% of base compensation. Another change is the date for possible vesting of 50% of the shares. If the two year goals are achieved during 2007, vesting will occur on March 15, 2008 and March 15, 2009, rather than on December 31, of the prior year. This will give the Committee time to review year-end earnings and to certify whether the goals for the program have been achieved.

Chief Executive Officer Compensation

During 2006 base compensation for our Chief Executive Officer, Alan S. McKim, was $ 450,000, which has remained the same since 2003. The performance bonus for Mr. McKim awarded in February 2007, was based on his attainment of specific goals and objectives approved by the Board at the beginning of 2006. These goals and objectives included improvement of health, safety and compliance statistics, revenue of $715 million, EBITDA of $95 million, EBITDA margin of 13.3%, $20 million of cost reductions, successful execution of the Company’s strategic plan, development of a national marketing plan and completion of a successful add-on acquisition for our business. Mr. McKim far exceeded almost all of his goals and objectives for the year. In February the Board of Directors increased Mr. McKim’s base compensation for 2007 to $550,000 and awarded him a performance bonus of $650,000 for his outstanding achievements during 2006. The Board did not award Mr. McKim any equity incentive during 2006, and it has not done so in any previous year, because of the belief that Mr. McKim is fully motivated by the large amount of Company stock which he already owns and the unwillingness of Mr. McKim to accept long term incentive awards similar to those of other senior management.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers to the extent that annual compensation paid to any such officer exceeds $1 million. In order to facilitate the

Company’s future ability to fully deduct compensation income paid to its executive officers, the Company amended in 2005 the Company’s 2000 Stock Incentive Plan so as to permit the Compensation Committee to structure stock option grants and restricted stock awards in a manner intended to allow deductions under Code Section 162(m). The Compensation Committee intends to structure stock option grants and restricted stock awards in such a manner unless the Committee determines that such compliance would not be in the best interests of the Company or its shareholders.

Stock Ownership Guidelines

The Board of Directors has established stock ownership guidelines for Directors and Executive Officers. Directors are expected to hold stock valued at three times their annual retainer within three years of becoming a director, Named Executive Officers and certain other high level executive officers are expected to hold stock valued at 150% of their base compensation, after having received five years of long term equity awards, and other executive officers are expected to hold stock valued at 50% of their base compensation within the same time period.

Employment, Termination of Employment and Change of Control Agreements

We do not have employment agreements with our executive officers. However we have provided “change of control” protection under certain stock option and restricted stock award agreements granted to executive officers. Some of those agreements provide that options or restricted stock will automatically fully vest upon a change of control, while others provide that if an employee is involuntarily terminated or experiences a change of position and a reduction in salary or relocation within 12 months of a change of control, the employee’s options become fully vested.

In 1998, we adopted an Executive Retention Plan (“Retention Plan”), for certain members of senior management. The Retention Plan provides for severance payments upon termination by the Company without “cause” in exchange for the executive’s execution of a one-year non-competition agreement. For termination other than for cause and not related to a change in control, the Retention Plan calls for the payment to the executive of base salary until the first to occur of one year or earlier employment at the rate in effect at the time of termination of employment, payable periodically in accordance with the Company’s normal executive salary payment polices, plus up to one year of continued medical, dental, life insurance and other benefits, if any, available to the executive at the time of his or her termination of employment.

Under the Retention Plan, in the event of a Change in Control (as defined in the Plan), an executive who participates in the Plan will receive severance benefits equal to one year’s base salary and benefits if his or her employment with the Company is terminated for any reason within 30 days after a Change in Control. Also, an executive shall be entitled to receive the same severance benefits if the executive does not receive a position equal to the position that the executive held prior to the Change in Control or if the primary work location is not within 30 miles of such location prior to the Change in Control. If the executive accepts a position with the successor corporation after the Change in Control, and, within two years of the Change in Control, the executive’s position changes so as not to be equal to his or her position prior to the Change in Control, then the executive shall be entitled to the same severance benefits. Under the Retention Plan, one year’s base salary is payable within 30 days after termination of employment relating to a Change in Control.

Report of Compensation Committee

The following independent directors, who constitute the Compensation Committee, have reviewed the foregoing Compensation Discussion and Analysis with the Company’s management and recommended that it be included in this proxy statement.

Daniel J. McCarthy, Chairman
John D. Barr
John P. DeVillars
Lorne R. Waxlax

Summary Compensation Table

The following table sets forth compensation information for (i) the Chief Executive Officer, (ii) the Chief Financial Officer, (iii) the three other most highly compensated executive officers of the Company and its subsidiaries that were serving as executive officers at the end of 2006.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (1)	All Other Compensation (3)	Total
Alan S. McKim Chairman of the Board, President and Chief Executive Officer	2006	$450,000	$650,000	$ —	$ —	$ —	$552	$1,100,552
James M. Rutledge Executive Vice President and Chief Financial Officer	2006	$275,000	—	$155,537	—	$220,000	$46,850	$697,387
Eugene A. Cookson, Jr. Executive Vice President –Business Line Management*	2006	$300,000	—	$60,001	$17,923	$240,000	$360	$618,285
Anthony Pucillo(4) Executive Vice President –Sales, Marketing and Central Operations*	2006	$275,000	—	$55,004	$43,279	$220,000	$360	$593,643
David M. Parry Senior Vice President –Sales and Services*	2006	$250,000	—	$50,006	$3,457	$200,000	$4,976	$508,440

*           Clean Harbors Environmental Services, Inc.

(1)     Except for the bonus which the Company’s full Board of Directors granted to Mr. McKim, the Chief Executive Officer, the Compensation Committee granted all of the bonuses to the named executive officers with respect to 2006 pursuant to the Company’s 2006 Management Incentive Program (“MIP”). Except for cash bonuses granted under the MIP, the Company does not have any non-equity incentive plan, long-term cash incentive plan, pension plan or deferred compensation plan under which any of the named executive officers participates. To date, per Mr. McKim’s request, he has been paid $600,000.

(2)     The fair value of stock awards are computed in accordance with FAS 123R.

(3)     Includes $46,298 for relocation expenses for James M. Rutledge.

Grants of Plan-Based Awards

The following table sets forth the restricted and performance shares granted during 2006 to the executive officers named in the Summary Compensation Table. During 2006, there were no stock options, stock appreciation rights or other plan-based awards granted to the executive officers named in the Summary Compensation Table. In addition, during 2006, no stock options or other awards to the named executive officers were repriced or otherwise modified.

Name	Grant Date	No. Shares	Grant Date Fair Market Value of Stock Awards(1)
Alan S. McKim	N/A	—	N/A
James M. Rutledge	3/17/2006	3,467	$108,908
Eugene A. Cookson, Jr.	3/17/2006	3,782	$118,803
Anthony Pucillo	3/17/2006	3,467	$108,908
David M. Parry	3/17/2006	3,152	$99,013

(1)            The fair value of the awards are computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the equity awards held at December 31, 2006 by the executive officers named in the Summary Compensation Table.

	Option Awards				Stock Awards
Name	Number of Shares Underlying in Unexercised Stock Options Exercisable	Number of Shares Underlying the Unexercised Options Unexerciseable	Option Exercise Price	Option Expiration Date	Number of Shares that Have Not Vested	Market Value of Shares that are not Vested
Alan S. McKim	—	—	N/A	N/A	—	N/A
James M. Rutledge	—	—	N/A	N/A	13,173	$637,705
Eugene A. Cookson, Jr.	20,000	—	$3.26	12/31/2011	1,891	$91,543

Anthony Pucillo	2,000	16,000	$10.781	3/20/2013	1,733	$83,895

David M. Parry	6,000	4,000	$12.98	2/21/2013	1,576	$76,294
	1,000	—	$2.26	9/26/2011

Option Exercises and Stock Vested

The following table shows for the executive officers named in the Summary Compensation Table the aggregate number of any options exercised, the value realized (market value of underlying shares on exercise minus the exercise price), and the number of restricted shares and the fair value of restricted shares vested during 2006. The high and low sales prices of the Company’s Common Stock in 2006 were $48.75 and $24.34. The last sale price at year-end was $48.41. No stock appreciation rights (“SARs”) were exercised during 2006 or held by such individuals at year-end.

	Options		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired or Vested	Value Realized on Vesting
Alan S. McKim	—	$—	—	$—
James M. Rutledge	—	—	4,594	$187,468
Eugene A. Cookson	20,000	$529,170	1,891	$91,411
Anthony Pucillo	12,000	$345,720	1,734	$83,822
David M. Parry	5,000	$276,679	1,576	$76,184

Director Compensation

The Company’s policy during 2006 was to pay each non-employee director an annual retainer fee of $25,000 plus $2,000 for each Board meeting attended, $1,000 for each committee meeting attended and $1,000 for meetings conducted by telephone conference call as well as 300 shares of restricted stock. The Company also paid non-employee directors an additional $1,000 for serving on the Audit Committee, Compensation Committee or Corporate Governance Committee, $7,500 for serving as Chairman of the Audit Committee, and $5,000 for serving as Chairman of the Compensation Committee or Corporate Governance Committee. The Company also paid an additional $7,500 to the Lead Director. Directors are also reimbursed for the expenses they incur in connection with service on the Board and its committees. The Company does not provide any pension or unqualified deferred compensation to any of its directors.

According to the Company’s 2000 Stock Incentive Plan approved by shareholders at the 2000 Annual Meeting, as in effect prior to the amendments dated February 21, 2007 described below in this proxy statement, each director who is not an employee of the Company receives upon election to the Board a grant of a five-year, non-qualified stock option to purchase that number of shares of the Company’s Common Stock determined by multiplying 2,000 by the number of years or fraction thereof for which the director shall be elected, at the market price of the Common Stock on the date of election, vesting immediately as to the first 2,000 shares of any award and as to an additional 2,000 shares on each anniversary of the date of election. Awards to directors appointed to fill a vacancy on the Board for less than one year are prorated. During 2006, upon their election as a director to serve for a term of three years, each of John D. Barr, John T. Preston and Lorne Waxlax, the three non-employees elected as directors during such year, received options for 6,000 shares at the market price of $34.77 per share. On September 20, 2006, Eugene Banucci received options for 3,833 shares at the market price of $43.26 on the date of his appointment to the Board.

The following table describes the compensation paid by the Company to each of its non-employee directors during 2006:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation	Total
Eugene Banucci	$15,021	$—	$64,873	$—	$79,894
John A. Barr	$42,000	$2,098	$68,709	—	$112,807
John P. DeVillars	$37,000	$2,098	$3,285	—	$42,383
Daniel J. McCarthy	$63,500	$2,098	$3,285	—	$68,883
John T. Preston	$47,000	$2,098	$68,709	—	$117,807
Andrea Robertson	$47,000	$2,098	$3,483	—	$52,581
Thomas J. Shields	$66,500	$2,098	$21,355	—	$89,953
Lorne R. Waxlax	$55,000	$2,098	$68,709	—	$125,807

(1)            The fair value of stock options are computed in accordance with FAS 123R.

Certain Transactions

In October 2003, we engaged BlueWave Strategies, LLC (“BlueWave”), a company in which one of our directors, John P. DeVillars, is a controlling member, to provide advisory services on environmental regulatory matters and internal environmental operating systems. The engagement was approved by the Audit Committee of the Board of Directors. In December 2004, we engaged Blue Wave for an additional consulting assignment, after review and approval of the Audit Committee. The original consulting assignment was for a retainer fee of $10,000 per month, and the subsequent assignment was for a fixed fee of $30,000 plus expenses and subject to certain adjustments. We paid Blue Wave total consulting fees and expenses of $133,341, $150,129 and $41,557 during 2004, 2005 and 2006, respectively. The BlueWave consulting assignments were completed in July 2006.

Appointment of Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm is selected by the Audit Committee of the Board of Directors. The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent public accounting firm for the year ending December 31, 2007. Deloitte served as the Company’s independent public accounting firm for the years ended December 31, 2006 and 2005. Representatives of Deloitte are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

In deciding to engage Deloitte, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte and concluded that Deloitte has no commercial relationship with the Company that would impair its independence.

During the two most recent fiscal years of the Company ended December 31, 2006, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Related Fees

In addition to retaining Deloitte to audit the Company’s consolidated financial statements for the two years ended December 31, 2006, the Company and its subsidiaries retained Deloitte to provide tax and certain other services for 2006 and 2005. The aggregate fees and expenses billed for 2006 and 2005 for these services were as described in the following table:

	For the Year
	2006	2005
Audit Fees	$2,488,944	$2,728,259
Audit-Related Fees	176,400	277,401
Tax Fees	966,404	45,274
All Other Fees	54,600	5,000
	$3,786,348	$3,055,934

Audit Fees ($2,488,944 for 2006 and $2,728,259 for 2005) include fees and expenses for services rendered in connection with the audits of the Company’s consolidated annual financial statements and internal controls over financial reporting, reviews of quarterly financial statements included in the Company’s Form 10-Q reports, and services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or review of the financial statements and internal controls over financing reporting, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees ($176,400 for 2006 and $277,401 for 2005) include fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees”. The services for the fees disclosed under this category normally, include benefit plan audits, other accounting consulting, and vendor and customer compliance audits. For 2006, Audit-Related Fees included review of the 8KA related to the acquisition of Teris LLC and review of an S-8.

Tax Fees ($966,404 for 2006 and $45,274 for 2005) include fees and expenses for tax planning, U.S. and foreign tax compliance, applications for tax credits and accounting method changes and other general consultation and advise.

All Other Fees ($54,600 for 2006 and $5,000 for 2005) include fees and expenses for services which do not fall within the categories described above. 2006 includes mainly due diligence work performed related to the acquisition of Teris LLC.

The Audit Committee of the Board of Directors follows procedures designed to ensure that all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm are pre-approved by the Audit Committee. All of the services described above for 2006 and 2005 were pre-approved by the Audit Committee. The Audit Committee has discussed these matters with the Company’s independent registered public accounting firm. The Audit Committee also monitors the Company’s compliance with restrictions put in place to continue to ensure that the services provided by the Company’s independent registered public accounting firm are consistent with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is now comprised of the five directors named below. The Company’s Board of Directors has determined that each member of the Committee is an independent director (as independence is defined in NASDAQ listing standards applicable to membership on audit committees). In addition, the Company’s Board of Directors has determined, based upon their education and experience, that each of Andrea Robertson, John R. Kaslow and Thomas J. Shields is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. The Audit Committee has adopted a written charter, which has been approved by the Board of Directors. A copy of that charter, as most recently revised by the Board of Directors on February 7, 2004, is available on the Company’s website at www.cleanharbors.com. The Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the Company’s internal controls over financial reporting. The Committee has discussed with the Company’s independent registered public accounting firm, which was Deloitte & Touche LLP (“Deloitte”) for 2006 and 2005, the matters that are required to be discussed by Statement on Auditing Standards No. 61 “Communication With Audit Committees.” Deloitte have also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with Deloitte that firm’s independence. The Committee also considered whether the provision by Deloitte of non-audit related services, which for 2006 and 2005 consisted primarily of tax services, is compatible with the independence standard.

Based on the considerations referred to above, the Committee recommended to the Board of Directors that the financial statements audited by Deloitte for 2006 and 2005 be included in the Company’s Annual Report on Form 10-K for 2006, and the Committee has appointed Deloitte as the Company’s independent registered public accounting firm for 2007. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

Thomas J. Shields, Chairman
Eugene Banucci
John R. Kaslow
John T. Preston
Andrea Robertson

Performance Graph

The following graph compares the five-year return from investing $100 in each of Clean Harbors, Inc. common stock, the NASDAQ Market Index of companies, and an index of environmental services companies, compiled by CoreData. The environmental services group used by CoreData includes all companies whose listed line-of-business is SIC Code 4953 (refuse systems), and assumes reinvestment of dividends on the ex-dividend date. An index compares relative performance since a particular starting date. In this instance, the starting date is December 31, 2001, when the Company’s common stock closed at $3.37 per share.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CLEAN HARBORS, INC.,
NASDAQ MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2002
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2006

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons (except for certain institutional investors) who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company. Based solely on its review of copies of the reports received by it, or written representations from certain reporting persons, the Company believes that during 2006 such filing requirements were satisfied on a timely basis, except that (i) each executive officer named in this proxy statement, other than the Chief Executive Officer (who received no stock award), made a late filing of Form 4 in connection with performance-based stock awarded on March 17, 2006 under the Company’s new Long Term Equity Incentive Program, and again when those awards vested on December 31, 2006 and shares were “sold” to the Company in order to pay withholding tax; and (ii) Andrea Robertson filed a late Form 4 in connection with her exercise of a stock option in January 2006.

AMENDMENT OF 2000 STOCK INCENTIVE PLAN
(Item 2 on Proxy Form)

On February 21, 2007, the Company’s Board of Directors adopted, subject to shareholder approval, certain changes to the Clean Harbors, Inc. 2000 Stock Incentive Plan (the “2000 Plan” or the “Plan”). The Plan, as amended by those changes, is referred to as the “Amended Plan,” and a copy of the Amended Plan, as marked to show those changes, is attached as Exhibit A to this proxy statement. As of March 1, 2007, a total of 922,296 shares of Common Stock had been previously issued pursuant to Awards granted under the 2000 Plan, 417,216 shares were reserved for potential future issuance under awards then outstanding under the Plan, and 660,488 shares were available for additional awards to be granted under the Plan.

The 2000 Plan is now the only plan in effect under which awards may be granted to the Company’s employees and directors, although the Company also has an Employee Stock Purchase Plan under which employees of the Company and its subsidiaries may purchase shares of Common Stock at 85% of the current market price. The Company previously had in effect an earlier equity incentive plan (the “1992 Plan”) under which the Committee could grant stock options, restricted stock, performance stock units, and stock appreciation rights. The 1992 Plan expired on March 15, 2002, although stock options outstanding under the 1992 Plan (for a maximum of [99,615] shares as of March 1, 2007) may continue to be exercised until such options expire or are terminated in accordance with their respective terms.

The following summarizes the principal provisions of the Plan and the awards (the “Awards”) which the Board’s Compensation Committee (the “Committee”) may issue under the Plan, and also the changes to the Plan which the Board of Directors adopted on February 21, 2007 and which the stockholders are now being asked to approve. As described below, the Company’s Board of Directors adopted those changes in order to comply with recent changes in tax regulations issued pursuant to Section 409A of the Internal Revenue Code (the “Code”) and to increase the utility of the Plan to the Company by standardizing the maximum term of stock options granted under the Plan at ten years and authorizing the issuance of unrestricted stock (on a taxable basis) both to employees and to non-employee directors or consultants.

Summary of Principal Terms of the Plan and Awards

The 2000 Plan provides that the Committee may grant Awards for up to the maximum number of shares of Common Stock available under the Plan (subject to anti-dilution adjustments, at the sole discretion of the Committee). Pursuant to a 2005 amendment to the Plan, that maximum number of shares is now 2.0 million. If any Award in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason without a payment in the form of stock being made to the participant, the shares of Common Stock subject to such Award, to the extent of such expiration, termination or forfeiture, again become available for award under the Plan. All employees, directors and consultants to the Company or any of its subsidiaries are eligible to participate in the Plan. At the discretion of the Committee, Awards may be in the form of incentive stock options (“ISOs”) which qualify for special federal income tax treatment under Section 422 of the Code, options which are not qualified for special tax treatment (“Non-Qualified Stock Options”), restricted stock and, under the Amended Plan, unrestricted stock.

Options.   The Compensation Committee may award ISOs and Non-Qualified Stock Options (collectively, “Options”) and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. Except for automatic grants of certain options to Non-Employee Directors of the Company as described below and any additional awards which the Company’s Board of Directors may elect to make to Non-Employee Directors, the 2000 Plan provides that the Committee will have full discretion (subject to the terms of the Plan) in making such grants. However, as required by the Code, the option price per share of Common Stock purchasable under an ISO shall not be less than 100% of the fair market value of the Common Stock on the date of award. Furthermore, if the grantee of an ISO then owns more than 10% of the voting power of all classes of the Company’s capital stock then outstanding, the option price per share of Common Stock purchasable under an ISO shall be not less than 110% of the fair market value of the Common Stock on the date of award. Under the Amended Plan, Options may be exercisable for not more than ten years after the date the Option is awarded.

In addition to the grant of Options at the Committee’s discretion (or the discretion of the Company’s Board of Directors in the case of any additional awards to the Company’s Non-Employee Directors), the 2000 Plan also provides for non-discretionary grants of Non-Qualified Stock Options to all directors of the Company who are both neither employees nor providers of material amounts of consulting or other services to the Company (“Non-Employee Directors”). Each Non-Employee Director who is first elected a member of the Company’s Board of Directors while the 2000 Plan is in effect shall automatically receive the grant of a Non-Qualified Stock Option to purchase that number of shares of Common Stock determined by multiplying 2,000 by the number of years or portion thereof for which the Director shall be elected to serve and rounding the result to the nearest whole number. After the initial grant of non-discretionary options under the 2000 Plan at the time of initial election, each Non-Employee Director subsequently re-elected at any meeting of shareholders held while the 2000 Plan remains in effect shall receive as of the date of each such meeting the grant of a Non-Qualified Stock Option to purchase that same number of shares of Common Stock as determined for the initial election. Options granted to Non-Employee Directors elected for a term of one year are immediately exercisable. Options granted to Non-Employee Directors elected for a term of more than one year shall be exercisable immediately as to 2,000 shares and as to 2,000 additional shares (or such lesser number as shall have been awarded) at the commencement of each successive year of the term. Under the Amended Plan, the purchase price of the shares of Common Stock subject to each such Option shall be the closing price of a share of the Common Stock on the NASDAQ Stock Market on the day prior to the date the Option is granted.

Restricted Stock.   An Award of restricted stock (“Restricted Stock”) entitles the participant to acquire shares of Common Stock subject to such conditions and restrictions as the Committee shall determine, which will normally include a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant’s termination of employment. Subject to the provisions of the 2000 Plan, the Committee may award shares of Restricted Stock and determine the purchase price therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Committee may also establish performance criteria (such as with respect to increases in the Company’s revenues or earnings before interest, taxes, depreciation and amortization (“EBITDA”)) which must be satisfied before participants will have the right to retain Restricted Stock. The Committee may also thereafter modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for cash equal to less than the fair market value of the Common Stock on the date of Award or no cash consideration. A participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights and any other conditions contained in the Award.

Granting of Awards.   Each Award may be made alone, in addition to, or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the 2000 Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter. The Committee determines whether Awards are to be settled in whole or in part in cash, Common Stock, other securities of the Company, or other property.

Outstanding Awards.   Awards may not be made under the 2000 Plan after April 25, 2010, but outstanding Awards may extend beyond such date. Common Stock subject to Options which expire or are terminated prior to exercise and Common Stock which has been forfeited under the terms of Restricted Stock Awards will be available for future Awards under the Plan. Both treasury shares and authorized but unissued shares may be used to satisfy Awards under the Plan. Any proceeds received by the Company from transactions under the Plan will be used for the general purposes of the Company.

Administration.   The Committee serves as the administrator of the 2000 Plan. In such capacity, the Committee determines, from among those employees and consultants eligible to receive Awards, those to whom Awards should be granted and the type of Awards to be granted. In addition, subject to certain limitations, the Committee has authority to resolve any disputes arising under the terms of the outstanding Awards.

Amendment.   The Company’s Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time. However, no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision. Accordingly, shareholder approval is required for any amendment that increases the number of shares of Common Stock subject to the 2000 Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the class of employees, directors or consultants of the Company eligible to be granted Awards by the Committee under the Plan.

The Plan Amendments

Changes to Comply with Section 409A Regulations

The American Jobs Creation Act of 2004 added new Section 409A to the Code, effective for periods after December 31, 2004, and established a comprehensive scheme regulating deferred compensation arrangements. Section 409A essentially augmented and formalized the pre-existing doctrine of “constructive receipt,” that payments made to a taxpayer are subject to current taxation at the time that the taxpayer effectively has control over the funds, even if this is prior to his actual possession of them. The Internal Revenue Service on September 29, 2005 issued guidance in the form of proposed regulations under Section 409A. These proposed regulations, which are expected soon to be adopted in their current form as final regulations, provide specific and highly technical rules, the effect of which is to tax currently any deferred payment other than certain arrangements specifically allowed by the regulations. The consequences of an employee (or other payee) receiving deferred compensation that does not meet the Section 409A requirements are both (i) taxes become payable on the income in the current year, and (ii) penalties are assessed.

Section 409A targets nonqualified, deferred compensation arrangements. It does not apply to statutory Incentive Stock Options (“ISOs”) or to other qualified plans. Section 409A also does not apply to currently taxable compensation, such as an outright award of unrestricted stock, or any compensation that is unvested and subject to a “substantial risk of forfeiture” (“SRF”); rather, such compensation is fully taxable at the time when it vests, i.e., is no longer subject to the SRF.

As to nonqualified deferred compensation arrangements, the statute imposes, broadly speaking, three key requirements which must be included in the written compensation plan:

(1)           The plan may not permit “early distributions” as defined.

(2)           The plan may not allow the acceleration of benefits.

(3)           Deferral elections, and certain changes thereto, must be made within prescribed time frames.

If Section 409A applies, all of these requirements must not only be adhered to in fact, but must appear in a written deferred compensation plan adopted by the employer. The enactment of Section 409A has necessitated a thorough review of pre-existing compensation arrangements by employers nationwide. In many cases, major revisions and modifications to long-standing compensation plans are required. Recognizing the complexity of the regulations and the magnitude of the change mandated by Congress, the Internal Revenue Service has allowed employers until December 31, 2007 to come into full compliance with Section 409A.

The Company adopted the Plan in 2000, well before the adoption of Section 409A. The Plan as in effect prior to the changes which the Board of Directors approved on February 21, 2007 (the “Plan Amendment”), included two provisions which caused the Plan to be subject to Code Section 409A. These were that (a) the Company could issue Non-Qualified Options at a discount, i.e., with an option price that is below the fair market value of the stock when granted, and (b) the Company could issue restricted stock, even if the restrictions do not comprise a substantial risk of forfeiture, and even if the stock includes a “deferral feature,” i.e. a recipient’s option to defer income. That these were allowed by the Plan caused the Plan to be noncompliant with Section 409A, even though no discount options or noncompliant restricted stock were in fact ever issued or might in the future ever be issued. Accordingly, the Plan Amendment modifies the Plan so as to avoid coverage by Section 409A by removing the authority to issue discounted options and non-SRF restricted stock.

A. Non-Qualified Stock Options

Section 409A does not apply to ISOs, and also does not apply to Non-Qualified Stock Options unless they can be issued at a discount. Prior to the Plan Amendment, the Plan allowed issuance of Non-Qualified Stock Options with an option price less than fair market value at the time of the grant. Therefore, the Plan as in force prior to the Plan Amendment was subject to Section 409A. In order that Section 409A not apply to the 2000 Plan, Non-Qualified Stock Options must have an option price at least the fair market value of the underlying stock on the date of grant. This fair market value must be determined in one of several prescribed ways, but for a public company, use of the prior day’s closing price, as reported by the public exchange, is specifically authorized by the IRS Proposed Regulations. This is adopted by the Plan Amendment. In addition, the option must not include any “deferral feature,” other than the feature that the option holder has the right to exercise the option in the future. In order to avoid inadvertently creating a “deferral feature,” the Plan Amendment removes from the Plan the provisions which the Plan formerly contained that would have allowed changes to Options to be made by the recipient or would specifically authorize deferral after award.

B. Restricted Stock

Generally, a transfer of restricted stock is not subject to Section 409A if the stock is nontransferable, is subject to a substantial risk of forfeiture (“SRF”) and contains no deferral feature. The Plan allows awards of traditional forms of restricted stock, and specifically describes stock that is forfeited if employment terminates. Such restricted stock is not subject to Section 409A, because (except in unusual circumstances) loss on termination of employment is an SRF. However, the Plan prior to the Plan Amendment also would have allowed less traditional forms of restricted stock, including stock with minimal restrictions which might not comprise an SRF under the Code. Such non-SRF restricted stock awards would be subject to 409A, and by allowing these nontraditional forms without the restrictions on acceleration, distribution and election required by Section 409A, the Plan was noncompliant. In addition, in a few provisions, the Plan allowed Awards (whether of Options or restricted Stock) to be settled by other Awards, or to include deferred payments; such provisions may comprise a “deferral feature” and so violate Section 409A. The Plan Amendment limits restricted stock awards to traditional awards subject to an SRF, such as forfeiture on early termination of employment. To ensure that noncompliant deferral features are not inadvertently allowed, the specific provisions of the Plan allowing deferral of dividends, settlement of Awards via other Awards, and similar provisions are also removed by the Plan Amendment.

Changes to Permit Issuance of Unrestricted Stock

Prior to the Plan Amendment, the Plan did not expressly allow the award of unrestricted stock, although as a practical matter the Committee had authority to make such awards since the Committee had full authority under the Plan to waive any restrictions which were in effect as to any outstanding restricted stock granted under the Plan. During the year ended December 31, 2006, the Committee awarded an aggregate of 3,000 restricted shares to a total of 20 non-executive employees and then waived the restrictions on such shares because, in the Committee’s judgment, each of these employees had already provided sufficient services to the Company to justify such awards. The Plan Amendment specifically provides that the Committee may make awards of unrestricted stock. Generally, awards of unrestricted stock will be fully taxable to the recipient (and deductible by the Company) as compensation. They are also not deferred compensation within the meaning of Section 409A, provided that there is no advance promise made to provide such stock, and provided that the award does not contain a “deferral feature.” The Plan Amendment adds the requirement that such Awards of restricted stock not contain any feature which would bring them within the coverage of Section 409A.

Changes to Provide for a Ten-Year Term of Options

The tax laws generally allow ISOs to be issued for a maximum term of ten years, and impose no time limit on Non-Qualified Options. The Plan allows both ISOs and NSOs to be issued for terms up to ten years, but, for historical (not tax) reasons, the Plan, prior to the Plan Amendment, limited awards of Options to non-employees to five years. The Company believes there is no good reason for this limitation, and the Plan Amendment therefore makes the term of all Options issued under the Plan uniformly ten years. The change is without tax effect and is not influenced by Section 409A. The Plan Amendment also extends the period in which a director may exercise an option, in the event of termination during the term of the directorship other than by death, from three months to six months.

Certain Tax Information

Incentive Stock Options.   For federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the option, and no deduction is allowed to the Company upon either the grant or the exercise of the ISO. Rather, if shares acquired upon the exercise of an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain. The 2000 Plan requires each employee granted an ISO under the Plan to notify the Committee in the event that the optionee disposes of Common Stock acquired upon exercise of an ISO either within the two-year period following the date the ISO was granted or within the one-year period following the date the optionee receives Common Stock upon the exercise of an ISO. If an optionee is required to recognize ordinary income as a result of a disqualifying disposition of shares acquired upon exercise of an ISO, the Company will be entitled (subject to certain limitations on employee remuneration in excess of $1 million under Section 162(m) of the Code as described below) to a corresponding deduction from its taxable income provided the Company complies with certain reporting requirements. Any such increase in the taxable income of the optionee or deduction from the taxable income of the Company attributable to such disposition is treated as an increase in taxable income or a deduction from taxable income in the taxable year in which the disposition occurs.

“Alternative minimum taxable income” in excess of a taxpayer’s exemption amount is subject to the alternative minimum tax, which is currently imposed at a rate of 26% to 28% on individuals and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax. The optionee’s basis for the shares acquired for regular income tax purposes will not be increased by the amount of alternative minimum taxable income recognized on exercise, but the optionee may be able to recover the amount of his or her alternative minimum tax liability through the alternative minimum tax credit against future gain from sale of the stock.

If the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock covered by ISOs granted to an individual optionee which become exercisable for the first time in a calendar year exceeds $100,000, the amount of the excess will not be treated as shares acquired through exercise of an ISO.

Non-Qualified Stock Options.   For federal income tax purposes, a person who is granted a Non-Qualified Stock Option will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The optionee’s basis for such shares will be increased by the amount which is deemed compensation income. For the year in which a Non-Qualified Stock Option is exercised, the Company will be entitled (subject to certain potential limitations under Section 162(m) of the Code as described below) to a deduction in the same amount as the optionee is required to include in his or her income provided the Company withholds and deducts as required by law. When the optionee disposes of such shares, he or she will recognize capital gain or loss.

Restricted Stock.   A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to a substantial risk of forfeiture, minus the amount (if any) paid for such stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at the time (measured as if the shares were unrestricted and could be sold immediately), minus the amount (if any) paid for such stock. For the year in which any such ordinary income is realized by the recipient of Restricted Stock, the Company will be entitled (subject to certain potential limitations in Section 162(m) of the Code as described below) to a deduction in the same amount as the recipient is required to include in his or her income, provided the Company withholds and deducts as required by law. If the election is made, no taxable income will be realized when the shares subject to such election are no longer subject to a substantial risk of forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate realization of income under Section 83(b) of the Code).

Unrestricted Stock.   A recipient of unrestricted stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock on the date of the Award, minus the amount (if any) paid for such stock. For the year in which such Award is made, the Company will be entitled (subject to certain potential limitations in Section 162(m) of the Code as described below) to a deduction in the same amount as the recipient is required to include in his or her income, provided the Company withholds and deducts as required by law. Upon sale of the shares, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins on the date of the Award.

Section 162(m) Limitations.   Section 162(m) of the Code generally disallows a public company’s tax deduction in any tax year beginning on or after January 1, 1994 for compensation in excess of $1 million paid to certain “covered employees,” which consist of the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year. However, compensation that qualifies as “performance based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company paying such compensation.

Under Section 162(m), stock options granted with exercise prices of not less than fair market value on the grant date, and which therefore result in compensation only to the extent of subsequent increases in the market price of the common stock subject to such options, are deemed to be performance based provided the plan under which such options are granted contains a limit on the total number of options which may be granted in any fiscal year to any single participant. Such stock options therefore need not be made subject to performance based vesting criteria. However, with respect to restricted stock, compliance with the exception to the application of Section 162(m) depends, in part, on stockholder approval of certain general business criteria which the committee administering the incentive plan may impose on the grant of such restricted shares and the establishment by the committee of such criteria in connection with each grant of restricted stock which is intended to be performance based. Stockholder approval of general business criteria, without specific targeted levels of performance, will therefore permit qualification of incentive awards granted during the next five (5) years for full tax deductibility under Section 162(m), provided the committee establishes specific performance objectives in connection with any award of restricted stock which is intended to comply with Section 162(m).

The Plan therefore limits the number of Awards that the Committee may grant to any participant in any fiscal year to a maximum of 200,000, permits the Compensation Committee to grant Restricted Stock subject to certain performance based vesting criteria, and approves the general business criteria which the Committee may utilize in making Awards of Restricted Stock which are intended to comply with the performance based exception under Section 162(m). Under the Plan Amendment, along with the existing terms of the Plan, the Committee will have the ability to grant Options and Restricted Stock to employees (and in particular, those that the Compensation Committee believes may be covered employees) that will qualify as “performance based compensation.” Accordingly, any compensation deduction otherwise available to the Company in connection with Awards subsequently granted by the Committee under the Plan which consist of either Options or of performance-based Restricted Stock will not be subject to the deductibility limitation of Section 162(m). However, future changes in Section 162(m) or regulations promulgated thereunder might adversely effect the ability of the Company to ensure that Awards granted under the Plan will continue to qualify as “performance based compensation” that would otherwise have been fully deductible by the Company under Section 162(m).

Other Tax Consequences.   The foregoing is a general summary only of the principal federal income tax aspects of Awards granted under the Plan, and tax consequences may vary depending on the particular circumstances associated with any Award. In addition, the relevant provisions of the Code and the Regulations thereunder and administrative and judicial interpretations are subject to change. Furthermore, no information is given with respect to foreign, state or local taxes that may be applicable in the case of any Award in addition to, or in lieu of, U.S. federal income taxes.

Equity Compensation Plan Information.

All awards which have been made to date under the 2000 Plan have been in the form of Non-Qualified Stock Options, with exercise prices equal to at least 100% of the closing price of Common Stock on the NASDAQ Stock Market on the dates on which such awards were made, or restricted stock awards. The following table shows all of the stock options and restricted stock awards which were granted through December 31, 2006 and had not expired as of March 1, 2007 under the 2000 Plan to each of the individuals named in the “Summary Compensation Table” earlier in this Proxy Statement and to the groups specified in the table. Of the total 1,613,544 stock options and restricted stock awards which have been granted under the 2000 Plan, a total of 326,450 options terminated and no restricted shares failed to vest in accordance with the respective terms of those awards prior to exercise or vesting. The shares originally subject to terminated options therefore became available for purposes of additional grants under the Plan. See earlier in this proxy statement for a further description of those stock options and restricted stock awards.

Name and Principal Position	Amount of Options or Restricted Shares
Alan S. McKim Chairman of the Board and Chef Executive Officer	—
James M. Rutledge Executive Vice President and Chief Financial Officer	17,767
Eugene A. Cookson, Jr. Executive Vice President – Business Line Management *	103,782
Anthony Pucillo Executive Vice President, Sales, Marketing and Central Operations*	43,467
David M. Parry Senior Vice President – Sales and Services *	13,152
All other current executive officers as a group (10 persons)	211,021
All current directors who are not executive officers as a group (9 persons)	123,433
All current and previous employees and directors, including all officers who are not executive officers, as a group (173 persons)	1,100,922

*                    Clean Harbors Environmental Services, Inc.

The following table includes information as of December 31, 2006 regarding shares of Common Stock authorized for issuance under all of the Company’s equity compensation plans. The Company’s shareholders previously approved each of the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	549,771	$11.31	712,906

(1)            Includes (i) the Company’s 1992 Equity Incentive Plan (the “1992 Plan”) which expired in 2002, but under which there were outstanding options on December 31, 2006 for an aggregate of 99,615 shares, and (ii) the Company’s 2000 Equity Incentive Plan under which there were outstanding options on December 31, 2006 for an aggregate of 450,156 shares and 712,906 shares were available for grant of future options.

Approval of the changes to the Company’s 2000 Stock Incentive Plan described above and in Exhibit A to this proxy statement will require the affirmative vote of the holders of a majority of the shares of Common Stock and Series B Preferred Stock represented and entitled to vote at the Annual Meeting, voting as a single group. Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the meeting in favor of such changes. The Company’s Board of Directors believes such changes in the Plan are desirable particularly in order to facilitate the Company’s ability to fully deduct compensation paid to the Company’s executive officers for federal income tax purposes. The Board of Directors recommends that shareholders vote “FOR” such approval.

SHAREHOLDER PROPOSALS

Proposals which qualified shareholders intend to present at the 2008 Annual Meeting must be received by the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting no later than January 15, 2008.

Shareholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2008 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company’s principal executive offices not later than January 15, 2008. The written notice must satisfy certain requirements specified in the Company’s By-Laws. A copy of the By-Laws as now in effect is available over the Internet at the SEC’s website at http://www.sec.gov as Exhibit C to the proxy statement for the Company’s annual meeting of shareholders held on May 12, 2005, and may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office.

OTHER MATTERS

THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY’S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO CLEAN HARBORS, INC., 42 LONGWATER DRIVE, NORWELL, MASSACHUSETTS 02061, TELEPHONE (781) 792-5000, EXT. 4454, ATTENTION: EXECUTIVE OFFICES.

Except for the matters set forth above, management knows of no other matter which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

By Order of the Board of Directors,

C. Michael Malm, Secretary

April 16, 2007

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Exhibit A

CLEAN HARBORS, INC.

2000 STOCK INCENTIVE PLAN

AS AMENDED FEBRUARY 21, 2007

Section 1.                                  Purpose

The purpose of the 2000 Stock Incentive Plan (the “Plan”) is to enable Clean Harbors, Inc. (the “Company”) and its subsidiaries to attract, retain and motivate their employees, directors and consultants, and to enable such employees, directors and consultants to participate in the long-term growth of the Company by providing for, or increasing the proprietary interests of such persons in the Company, thereby assisting the Company to achieve its long-range goals.

Section 2.                                  Definitions

As used in the Plan:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” means any Option, Unrestricted Stock or Restricted Stock awarded under the Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Board” means the Board of Directors of the Company.

“Closing Price” means the closing price of a share of Common Stock quoted on the Nasdaq Stock Market, or on any other national securities exchange on which the Common Stock is listed.

“Committee” means the Compensation and Stock Option Committee of the Board, which shall consist of two or more directors each of whom shall be a “Non-Employee Director” as defined below.

“Company” means Clean Harbors, Inc. and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

“Common Stock” or “Stock” means the Common Stock, $.01 par value, of the Company.

“Fair Market Value” means, with respect to Common Stock{ ~~or any}~~, the Closing Price of the Stock on the trading day immediately prior to the date of Award thereof; “Fair Market Value” means, with respect to all other property, the fair market value as determined by the Committee in good faith or in the manner established by the Committee from time to time.

“Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.

“Non-Employee Director” means a director of the Company who is not an employee of the Company and who satisfies the requirements of Rule 16b-3(b) under the Act, or any successor provision thereto.

“Non-Qualified Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Restricted Period” means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

“Restricted Stock” means shares of Common Stock awarded to a Participant under Section 8 which are restricted as to transferability and subject{ ~~to}~~ to a substantial risk of forfeiture within the meaning of Section 83 of the Code.

“Unrestricted Stock” means shares of Common Stock awarded to a Participant under Section 8 which are not restricted as to transferability and not subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code.

Section 3.                                  Administration

(a)   Except in the case of the making of certain discretionary Awards to the Company’s Non-Employee Directors (which shall require the approval of the Board as provided in Section 7(h)), the Plan shall be administered by the Committee. Among other things, the Committee shall have authority, subject to the terms of the Plan including, without limitation, to grant Awards, to determine the individuals to whom, and the time or times at which, Awards may be granted and to determine the terms and conditions of any Award granted hereunder.

(b)   Subject to the provisions of Section 9(a), the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award, and to decide all disputes arising in connection with the Plan. The Committee’s decisions and interpretations shall be final and binding. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c)  Notwithstanding the foregoing, the Committee shall not be authorized to issue under the Plan any deferred Award, nor to promise the future grant of any Award, if such Award or promise would comprise a deferral of compensation within the meaning of Section 409A of the Code.

Section 4.                                  Eligibility

All employees and directors of, and consultants to, the Company, shall be eligible to participate in the Plan.

Section 5.                                  Stock Available For Awards

(a)   Awards may be made under the Plan for up to 2,000,000 shares of Common Stock. In addition, in any fiscal year of the Company during which the Plan is in effect, no Participant may be granted Awards with respect to more than 200,000 shares of Common Stock.

(b)   In the event that the Committee determines in its sole discretion that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan to Participants, the Committee shall have the right to adjust equitably any or all of (i) the number and kind of shares of stock or securities in respect of which Awards may be made under the Plan to Participants, (ii) the number and kind of shares subject to outstanding Awards held by Participants, and (iii) the award, exercise or conversion price with respect to any of the foregoing held by Participants, and, if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award held by a Participant, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.                                  Options

(a)   Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option granted under the Plan, under Section 422 of the Code.

(b)   The option price per share of Common Stock purchasable under an Option shall be {~~not}~~determined by the Committee, provided that in no event shall the option price be less than the greater of (i) 100% of the Fair Market Value of the Common Stock on the date of {~~award with respect to Incentive Stock Options and shall be the price~~ }~~determined by the Committee,~~ {~~which may be less than, equal to or greater than the Fair Market Value of the Common Stock on the date of award but in no event less than}~~the Award, and (ii) the par value of the Common Stock{~~, with respect to Non-Qualified Stock Options}~~. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of award.

(c)   No Option shall be exercisable more than ten years after the date the option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is awarded to such Participant, such Option shall not be exercisable after the expiration of five years from the date of award.

(d)   No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the Participant, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

(e)   Notwithstanding the foregoing, upon such conditions as may be approved by the Board, Participants may make gifts of Non-Qualified Stock Options to immediate family members and family trusts.

(f)    The Committee may at any time accelerate the exercisability of all or any portion of any Option.

Section 7.                                  Grants of Options to Non-Employee Directors

Notwithstanding any other provisions of the Plan, Non-Employee Directors shall participate in the Plan to the extent set forth in this Section 7.

(a)   Commencing with the Company’s 2002 annual meeting, on the date upon which a Non-Employee Director is first elected a member of the Company’s Board of Directors while the Plan is in effect, he or she shall automatically receive a Non-Qualified Stock Option (a “Non-Discretionary Option”) to purchase that number of shares of Common Stock determined by multiplying 1,000 by the number of years or portion thereof for which such Director shall be elected to serve and rounding the result to the nearest whole number. Non-Employee Directors subsequently re-elected at any meeting of stockholders held while the Plan remains in effect shall receive as of the date of each such meeting an automatic grant of a Non-Discretionary Option to purchase that same number of shares of Common Stock as determined for the 2002 annual meeting under the first sentence of this Section 7(a). Non-Discretionary Options granted to Non-Employee Directors elected for a one-year term shall be exercisable immediately. Non-Discretionary Options granted to Non-Employee Directors elected for a term of more than one year shall be exercisable immediately as to 1,000 shares and as to 1,000 additional shares (or such lesser number as shall have been awarded) at the commencement of each successive year of the term.

(b)   The term of each Non-Discretionary Option granted to a Non-Employee Director shall be {~~five~~}ten years from its date of grant, unless sooner terminated or extended in accordance with this Section 7.

(c)   The purchase price of the Shares subject to each Non-Discretionary Option granted to a Non-Employee Director shall be the Closing Price on the date the Option is granted.

(d)   Subject to such conditions as may be approved by the Board, Non-Employee Directors may make gifts of Non-Discretionary Options to immediate family members and family trusts.

(e)   If a Non-Employee Director dies while serving as a director, such Non-Employee Director’s Non-Discretionary Options shall be exercisable by either his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the twelve months following his or her death. If a Non-Employee Director’s membership on the Board terminates for any reason other than death, such Non-Employee Director’s Non-Discretionary Options shall be exercisable only during the {~~three}~~six months following the date of termination, unless such termination is for “Cause,” as defined in the By-laws of the Company, in which event such Options shall terminate immediately.

(f)    In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made in the number, kind and per share exercise price of shares subject to Non-Discretionary Options then outstanding and to be granted to Non-Employee Directors under this Section 7.

(g)   Each Non-Discretionary Option granted to a Non-Employee Director shall be evidenced by a writing signed by him or her specifying the terms and conditions thereof in accordance with this Section 7.

(h)   The provisions of this Section 7 shall not restrict the ability of the Board to make Awards under the Plan other than Non-Discretionary Options to the Non-Employee Directors of the Company. However, in no event shall any Award other than a Non-Discretionary Option be made to any Non-Employee Director unless such Award is approved by the Board.

Section 8.                                  {~~Restricted }~~Stock

(a)   A Restricted Stock Award is an Award entitling the Participant to acquire shares of Common Stock, subject to such conditions and restrictions, including, without limitation, a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the Participant’s termination of employment, as the Committee shall determine.

(b)   Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the purchase price (if any) therefor, the duration of the Restricted Period during which,

and the conditions under which, the shares may be forfeited to or repurchased by the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(c)   Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant.

(d)   A Participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to restrictions on transferability and Company repurchase or forfeiture rights described in this Section and subject to any other conditions, determined by the Committee and contained in the Award.

(e)  Subject to the limitations of Section 5, the Committee in its discretion may issue an Award of Unrestricted Stock to any Participant at any time.

(f)   The Committee shall not promise, by binding contract or otherwise, to make a future Award under the Plan of either unrestricted Stock or Restricted Stock, if such promise shall comprise a deferral of compensation within the meaning of Section 409A of the Code.

Section 9.                                  General Provisions Applicable to Awards

(a)   Notwithstanding any other provisions of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provisions, any Common Stock or other equity security offered (other than pursuant to Options) under the Plan to a Participant subject to Section 16 of the Act (a “Section 16 Participant”) may not be sold for six months after acquisition, and any Common Stock or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six months after the date of grant of the Option. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act, and any successor provision.

(b)   Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(c)   Each Award may be made alone, in addition to, or in relation to, any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

(d)   The Committee shall determine whether Awards to Participants are settled in whole or in part in cash, Common Stock, or other securities of the Company, Awards or other property. {~~The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents or amounts denominated in Common Stock.}~~

(e)   In the discretion of the Committee, any Award to a Participant under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently {~~or deferred~~ }with or without interest and (ii) cash payments in lieu of or in addition to an Award.

(f)    The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.

(g)   In order to preserve the rights of a Participant under an Award in the event of a change in control of the Company, the Committee in its direction may, at the time an Award is made or at any time thereafter, take one or more of the following actions with respect to any such change of control: (i) provide for the acceleration of any time period relating to the exercise of realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

(h)   The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee’s discretion, such tax obligations may be paid, in whole or in part, in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, provided, however, that with respect to any Participant subject to Section 16(a) of the Act, any such retention of Shares shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor Rule under the Act. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i)    For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

(i)    a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or

(ii)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

(j)    The Committee may amend, modify or terminate any outstanding Award held by a Participant other than a Non-Employee Director, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Non-Qualified Stock Option, and modifying or waiving the restrictions with respect to any Restricted Stock, provided that{ ~~the Participant’s consent to such action shall be required unless}~~ the Committee determines that the action, taking into account any related action, {~~would}~~will not materially and adversely affect the Participant, and provided further that the amendment, modification or termination shall not comprise a “feature for the deferral of compensation” within the meaning of Prop. Treas. Regs., Section 1.409A-1(b)(5) or its successor regulation, or otherwise cause the Award to become deferred compensation within the meaning of Section 409A of the Code.

(k)   The Committee may, in its sole discretion, determine that a Restricted Stock Award being granted to a Participant may be subject to the limitations of Section 162(m) of the Code and shall have the discretion to make receipt or vesting of such Restricted Stock Award subject to the performance goals set forth in this Section 9(k) (hereafter a “Performance Award”). Such performance goals shall be objective and shall meet the requirements of Section 162(m) of the Code and the regulations promulgated thereunder, including the requirement that the levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for any present or future parent or subsidiary of the Company, or for business or geographical units of the Company and/or any present or future parent or subsidiary of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on the net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determined should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

Achievement of performance goals in respect of such Performance Award shall be measured over a period no shorter than 12 months and no longer than five years, as specified by the Committee (the “Performance Period”). Performance goals shall be established not later than 90 days after the beginning of any period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code or the regulations promulgated thereunder.

The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards subject to this Section 9(k), but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award subject to this Section 9(k). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a Performance Period or settlement of such Awards.

No Participant shall vest or receive any payment or Common Stock, as the case may be, under the Plan with respect to a Restricted Stock Award which is subject to this Section 9(k) unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as ‘performance-based compensation’ under Code Section 162(m).

Section 10.                           Miscellaneous

(a)   No Person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees, directors and consultants.

(c)   Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom shares of Common Stock are awarded shall be considered the holder of the Shares at the time of the Award except as otherwise provided in the applicable Award.

(d)   Subject to the approval of the stockholders of the Company, the Plan shall become effective on April 26, 2000. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

(e)   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision.

(f)    Awards may not be made under the Plan after April 25, 2010, but then outstanding Awards may extend beyond such date.

ANNUAL MEETING OF SHAREHOLDERS OF

CLEAN HARBORS, INC.

May 18, 2007

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Alan S. McKim, Stephen H. Moynihan and C. Michael Malm, and each of them acting solely, with full power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of Common Stock of Clean Harbors, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on Friday, May 18, 2007, at the Company’s headquarters at 42 Longwater Drive, Norwell, Massachusetts, or any adjournment thereof, hereby revoking any proxies heretofore given. Each such proxy is hereby directed to vote upon the matters set forth on the reverse side hereof and, in his own discretion, upon such other matters as may properly come before the meeting.

(Continued and to be signed on the reverse side)

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.                To elect the nominees listed below as Class III directors of the Company for a three-year term, until the 2010 Annual Meeting of Shareholders and until their respective successors shall be duly elected:

NOMINEES:
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES
☐	FOR ALL NOMINEES EXCEPT	☐	John P. DeVillars
		☐	Daniel J. McCarthy
		☐	Andrea Robertson
(See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

2.                To approve the changes to the Company’s 2000 Stock Incentive Plan described in the proxy statement and Exhibit A thereto (which changes do not increase the number of shares subject to the Plan).

☐	FOR	☐ AGAINST	☐ ABSTAIN

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.